Exhibit 1.1

EXECUTION VERSION

INDUSTRIAL INCOME TRUST INC.

UP TO $2,000,000,000 IN SHARES OF COMMON STOCK

SELECTED DEALER AGREEMENT

September 16, 2010

SELECTED DEALER AGREEMENT

Ameriprise Financial Services, Inc.

369 Ameriprise Financial Center

Minneapolis, MN 55474

Ladies and Gentlemen:

Each of Industrial Income Trust Inc., a Maryland corporation (the “Company”), Dividend Capital Securities LLC, a Colorado limited liability company (the “Dealer Manager”), Industrial Income Advisors LLC, a Delaware limited liability company (the “Advisor”), and Industrial Income Advisors Group LLC, a Delaware limited liability company (the “Sponsor”) hereby confirms its agreement with Ameriprise Financial Services, Inc., a Delaware corporation (“Ameriprise Financial”), as follows:

1. Introduction. This Selected Dealer Agreement (the “Agreement”) sets forth the understandings and agreements whereby Ameriprise Financial will offer and sell on a best efforts basis for the account of the Company a maximum of $2,000,000,000 in shares of its common stock (the “Common Stock”) par value $0.01 per share (each a “Share,” and collectively, the “Shares”) (including $1,500,000,000 in Shares to be offered in the primary offering (the “Primary Offering”) and $500,000,000 in Shares to be offered pursuant to the Company’s Distribution Reinvestment Plan (the “DRIP”)) registered pursuant to the Registration Statement (as defined below) at the per share price set forth in the Registration Statement from time to time (subject to certain volume and certain other discounts described therein) (the “Offering”). The Shares are more fully described in the Registration Statement (as defined below).

Ameriprise Financial is hereby invited to act as a selected dealer for the Offering, subject to the other terms and conditions set forth below.

2. Representations and Warranties of the Company, the Dealer Manager, the Advisor and the Sponsor.

The Company, the Dealer Manager, the Advisor and the Sponsor (collectively, the “Issuer Entities”), jointly and severally, represent, warrant and covenant with Ameriprise Financial for Ameriprise Financial’s benefit that, as of the date hereof and at all times during the term of this Agreement:

(a) Registration Statement and Prospectus. The Company has filed with the Securities and Exchange Commission (the “Commission”) an effective registration statement on Form S-11 (File No. 333-159445), for the registration of up to $2,000,000,000 in Shares under the Securities Act of 1933, as amended (the “Securities Act”) and the regulations thereunder (the “Regulations”). The registration statement, as amended, and the prospectus, as amended or supplemented, on file with the Commission at the Effective Date (as defined below) of the registration statement (including financial statements, exhibits and all other documents related thereto filed as a part thereof or incorporated therein), and any registration statement filed under Rule 462(b) of the Securities Act, are respectively hereinafter referred to as the “Registration Statement” and the “Prospectus,” except that if the Registration Statement is amended by a post-effective amendment, the term “Registration Statement” shall, from and after the declaration of effectiveness of such post-effective amendment, refer to the Registration Statement as so amended and the term “Prospectus” shall refer to the Prospectus as so amended or supplemented to date, and if any Prospectus filed by the Company pursuant to Rule 424(b) or 424(c) of the Regulations shall differ from the Prospectus on file at the time the Registration Statement or any post-effective amendment shall become effective, the term “Prospectus” shall refer to the Prospectus filed pursuant to either of such Rules from and after the date on which it shall have been filed with the Commission. Further, if a separate registration statement is filed and becomes effective with respect solely to the DRIP (a “DRIP Registration Statement”), and Ameriprise Financial is acting as a selected dealer for the DRIP pursuant to this Agreement, the term “Registration Statement” shall refer to such DRIP Registration Statement from and after the declaration of effectiveness of such DRIP Registration Statement, as such registration statement may be amended or supplemented from time to time. If a separate prospectus is filed and becomes effective with respect solely to the DRIP (a “DRIP Prospectus”), the term “Prospectus” shall refer to such DRIP Prospectus from and after the declaration of effectiveness of such DRIP Prospectus, as such prospectus may be amended or supplemented from time to time.

(b) Compliance with the Securities Act. The Registration Statement has been prepared and filed by the Company and has been declared effective by the Commission and is effective in the states and jurisdictions indicated in the Blue Sky Memorandum (defined in Section 4(d) herein), as updated from time to time pursuant to the terms of Section 4(d) hereof. Neither the Commission nor any such state securities authority has issued any order preventing or suspending the use of any Prospectus filed with the Registration Statement or any amendments or supplements thereto and no proceedings for that purpose have been instituted, or to the Company’s knowledge, are threatened or contemplated by the Commission or by any of the state securities authorities. At the time the Registration Statement first became effective (the “Effective Date”) and at the time that any post-effective amendments thereto or any additional registration statement filed under Rule 462(b) of the Securities Act becomes effective, the Registration Statement or any amendment thereto (1) complied, or will comply, as to form in all material respects with the requirements of the Securities Act and the Regulations and (2) did not or will not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein not misleading. When the Prospectus or any amendment or supplement thereto is filed with the Commission pursuant to Rule 424(b) or 424(c) of the Regulations and at all times subsequent thereto through the date on which the Offering is terminated (“Termination Date”), the Prospectus will comply in all material respects with the requirements of the Securities Act and the Regulations, and will not include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. Any Prospectus delivered to Ameriprise Financial will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(c) The Company. The Company has been duly incorporated and validly exists as a corporation in good standing under the laws of the State of Maryland with full power and authority to conduct the business in which it is engaged as described in the Prospectus, including without limitation to acquire properties as more fully described in the Prospectus, including land and buildings, as well as properties upon which properties are to be constructed for the Company or to be owned by the Company (the “Properties”) or make loans, or other permitted investments as referred to in the Prospectus. The Company and each of its subsidiaries is duly qualified to do business as a foreign corporation, limited liability company or limited partnership, as applicable, and is in good standing in each other jurisdiction in which it owns or leases property of a nature, or transacts business of a type that would make such qualification necessary except where the failure to be so qualified or in good standing could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. The term “Material Adverse Effect” means a material adverse effect on, or material adverse change in, the general affairs, business, prospects, properties, operations, condition (financial or otherwise) or results of operations of the Company and its subsidiaries, taken as a whole, whether or not arising in the ordinary course of business.

(d) The Shares. The Shares, when issued, will be duly and validly issued, and upon payment therefor as described in the Registration Statement and Prospectus, will be fully paid and non-assessable and will conform in all material respects to the description thereof contained in the Prospectus; no holder thereof will be subject to personal liability for the obligations of the Company solely by reason of being such a holder; such Shares are not subject to the preemptive rights of any stockholder of the Company; and all corporate action required to be taken for the authorization, issuance and sale of such Shares has been validly and sufficiently taken. All shares of the Company’s issued and outstanding capital stock have been duly authorized and validly issued and are fully paid and non-assessable; none of the outstanding shares of capital stock of the Company were issued in violation of the preemptive or other similar rights of any stockholder of the Company.

(e) Capitalization. The authorized capital stock of the Company conforms in all material respects to the description thereof contained in the Prospectus under the caption “Description of Capital Stock.” Except as disclosed in the Prospectus: no shares of Common Stock have been or are to be reserved for any purpose; there are no outstanding securities convertible into or exchangeable for any shares of Common Stock; and there are no outstanding options, rights (preemptive or otherwise) or warrants to purchase or subscribe for shares of Common Stock or any other securities of the Company.

(f) Violations. No Issuer Entity or any respective subsidiary thereof is (i) in violation of its charter or bylaws, its partnership agreement, declaration of trust or trust agreement, or limited liability company agreement (or other similar agreement), as the case may be; (ii) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which such Issuer Entity is a party or by which any of them may be bound or to which any of the respective properties or assets of such Issuer Entity is subject (collectively, “Agreements and Instruments”); or (iii) in violation of any law, order, rule or regulation, writ, injunction or decree of any government, governmental instrumentality or court, domestic or foreign, having jurisdiction over the Company or any of its property, except in the case of clauses (ii) and (iii), where such conflict, breach, violation or default would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. The execution, delivery and performance by each Issuer Entity, as applicable, of this Agreement, that certain Dealer Manager Agreement between the Dealer Manager and the Company (the “Dealer Manager Agreement”), the Selected Dealer Agreements between the Dealer Manager and, with the exception of Ameriprise Financial, each of the selected dealers soliciting subscriptions for shares of the Company’s common stock pursuant to the Offering (collectively, the “Selected Dealer Agreements”) and the Advisory Agreement between the Company and the Advisor (the “Advisory Agreement”), and the consummation of the transactions contemplated herein and therein (including the issuance and sale of the Shares and the use of the proceeds from the sale of the Shares as described in the Prospectus under the caption “Estimated Use of Proceeds”) and compliance by the Company and the Advisor with its obligations hereunder and thereunder do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, default or Repayment Event (as defined below) under any of the Agreements and Instruments, or result in the creation or imposition of any Lien (as defined below) upon any property or assets of any Issuer Entity or any respective subsidiary thereof (except for such conflicts, breaches, defaults or Repayments Events or Liens that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect) nor will such action result in any violation of the provisions of the charter or bylaws (or similar document) of any Issuer Entity or any respective subsidiary thereof; or any applicable law, rule, regulation, or governmental or court judgment, order, writ or decree of any government, governmental instrumentality or court, domestic or foreign, having jurisdiction over the Issuer Entities or any of their properties, except for such violations that would not reasonably be expected to have a Material Adverse Effect. As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by an Issuer Entity or any respective subsidiary thereof. “Lien” means any mortgage, deed of trust, lien, pledge, encumbrance, charge or security interest in or on any asset.

(g) Financial Statements. The consolidated financial statements of the Company and the financial statements of each entity acquired by the Company (each, an “Acquired Entity”) including the schedules and notes thereto, which have been filed as part of the Registration Statement and those included in the Prospectus present fairly in all material respects the financial position of the Company, its consolidated subsidiaries and each such Acquired Entity, as applicable, as of the date indicated and the results of its operations, stockholders’ equity and cash flows of the Company, and its consolidated subsidiaries and each such Acquired Entity, as applicable, for the periods specified; said financial statements have been prepared in conformity with U.S. generally accepted accounting principles applied on a consistent basis or, if such entity is a foreign entity, such other accounting principles applicable to such foreign entity, (except as may be expressly stated in the related notes thereto) and comply with the requirements of Regulation S-X promulgated by the Commission. KPMG LLP, whose report is filed with the Commission as a part of the Registration Statement, is, with respect to the Company and its subsidiaries, an independent accountant as required by the Securities Act and the Regulations and have been registered with the Public Company Accounting Oversight Board. The selected financial data and the summary financial information included in the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included in the Registration Statement. The pro forma financial statements and the related notes thereto included in the Registration Statement and the Prospectus present fairly the information shown therein, have been prepared in accordance with the Commission’s rules and guidelines with respect to pro forma financial statements and have been properly compiled on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein. All disclosures contained in the Registration Statement or the Prospectus, or incorporated by reference therein, regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G of the Exchange Act and Item 10 of Regulation S-K of the Securities Act, to the extent applicable.

(h) Prior Performance Tables. The prior performance tables of the Company’s affiliates and other entities, including the schedules and notes thereto, filed as part of the Registration Statement and those included in the Prospectus under the heading “Appendix A — Prior Performance Tables” (the “Prior Performance Tables”) present fairly in all material respects the financial information required to be included therein by Item 8 of the Commission’s Industry Guide 5. Except as disclosed in the Prospectus, the Prior Performance Tables have been prepared in conformity with U.S. generally accepted accounting principles applied on a consistent basis to the extent required by the Commission’s Industry Guide 5 and comply with the requirements of Regulation S-X promulgated by the Commission, to the extent applicable. All disclosures in the Prior Performance Tables regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G of the Exchange Act and Item 10 of Regulation S-K of the Securities Act, to the extent applicable.

(i) No Subsequent Material Events. Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as may otherwise be stated in or contemplated by the Registration Statement and the Prospectus, (a) there has not been any Material Adverse Effect, (b) there have not been any material transactions entered into by the Company except in the ordinary course of business, (c) there has not been any material increase in the long-term indebtedness of the Company and (d) except for distributions on the Common Stock paid in cash or reinvested in DRIP Shares, there has been no distribution of any kind declared, paid or made by the Company on any class of its capital stock.

(j) Investment Company Act. The Company is not, will not become by virtue of the transactions contemplated by this Agreement and the application of the net proceeds therefrom, as contemplated in the Prospectus, and does not intend to conduct its business so as to be, an “investment company” as that term is defined in the Investment Company Act of 1940, as amended and the rules and regulations thereunder, and it will exercise reasonable diligence to ensure that it does not become an “investment company” within the meaning of the Investment Company Act of 1940.

(k) Authorization of Agreements. This Agreement, the Dealer Manager Agreement, the Selected Dealer Agreements and the Advisory Agreement between the Company, the Dealer Manager and the Advisor, as applicable, have been duly and validly authorized, executed and delivered by the Company, the Dealer Manager and the Advisor, as applicable, and constitute valid, binding and enforceable agreements of the Company, the Dealer Manager and the Advisor, as applicable, except to the extent that (i) enforceability may be limited by (a) the effect of bankruptcy, insolvency or other similar laws now or hereafter in effect relating to or affecting creditors’ rights generally; or (b) the effect of general principles or equity; or (ii) the enforceability of the indemnity and/or contribution provisions contained in the Dealer Manager Agreement, the Selected Dealer Agreements, the Advisory Agreement and Section 8 of this Agreement may be limited under applicable securities laws and/or the Statement of Policy Regarding Real Estate Investment Trusts, as revised and adopted by the membership of the North American Securities Administrators Association (the “NASAA Guidelines”).

(l) The Advisor. The Advisor has been duly formed and validly exists as a limited liability company in good standing under the laws of the State of Delaware with full power and authority to conduct the business in which it is engaged as described in the Prospectus. The Advisor is duly qualified to do business as a foreign limited liability company and is in good standing in each other jurisdiction in which it owns or leases property of a nature, or transacts business of a type, that would make such qualification necessary, except where the failure to be so qualified or in good standing could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(m) The Dealer Manager. The Dealer Manager has been duly formed and validly exists as a limited liability company in good standing under the laws of the State of Colorado with full power and authority to conduct the business in which it is engaged as described in the Prospectus. The Dealer Manager is duly qualified to do business as a foreign limited liability company and is in good standing in each other jurisdiction in which it owns or leases property of a nature, or transacts business of a type, that would make such qualification necessary, except where the failure to be so qualified or in good standing could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(n) Description of Agreements. The Company is not a party to or bound by any contract or other instrument of a character required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement that is not described and filed as required.

(o) Qualification as a Real Estate Investment Trust. The Company intends to satisfy the requirements of the Internal Revenue Code of 1986 as amended (the “Code”) for qualification and taxation of the Company as a real estate investment trust. Commencing with its taxable year ending December 31, 2010, the Company has been organized in conformity with the requirements for qualification as a real estate investment trust under the Code and its actual method of operation has enabled it and its proposed method of operation as described in the Prospectus will enable it to continue to meet the requirements for qualification and taxation as a real estate investment trust under the Code commencing with its taxable year ending December 31, 2010.

(p) Gramm-Leach-Bliley Act and USA Patriot Act. The Company complies in all material respects with applicable privacy provisions of the Gramm-Leach-Bliley Act, Massachusetts 201 C.M.R. sections 17.00-17.04 as applicable, and applicable provisions of the USA Patriot Act.

(q) Sales Material. All advertising and supplemental sales literature prepared or approved by the Company or any of its affiliates (whether designated solely for broker-dealer use or otherwise) to be used or delivered by the Company or any of its affiliates or Ameriprise Financial in connection with the Offering of the Shares will not contain an untrue statement of material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made and when read in conjunction with the Prospectus, not misleading. Furthermore, all such advertising and supplemental sales literature has, or will have, received all required regulatory approval, which may include but is not limited to, the approval of the Commission, the Financial Industry Regulatory Authority, Inc. (“FINRA”) and state securities agencies, as applicable, prior to use. Any required consent and authorization has been obtained for the use of any trademark or service mark in any sales literature or advertising delivered by the Company to Ameriprise Financial or approved by the Company for use by Ameriprise Financial and, to the Company’s knowledge, its use does not constitute the unlicensed use of intellectual property.

(r) Good Standing of Subsidiaries. Each “significant subsidiary” of the Company (as such term is defined in Rule 1-02 of Regulation S-X) and each other entity in which the Company holds a direct or indirect ownership interest that is material to the Company (each a “Subsidiary” and, collectively, the “Subsidiaries”) has been duly organized or formed and is validly existing as a corporation, partnership, limited liability company or similar entity in good standing under the laws of the jurisdiction of its incorporation, has power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to be so qualified would not reasonably be expected to have a Material Adverse Effect. Except as otherwise disclosed in the Registration Statement, all of the issued and outstanding equity securities of each such Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and is owned by the Company, directly or through subsidiaries, free and clear of any Lien, claim or equity other than such Liens, claims or equities that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect. None of the outstanding shares of capital stock of any Subsidiary was issued in violation of the preemptive or similar rights of any stockholder of such Subsidiary. The only direct subsidiaries of the Company as of the date of the Registration Statement or the most recent amendment to the Registration Statement, as applicable, are the subsidiaries listed on Exhibit 21 to the Registration Statement or such amendment to the Registration Statement.

(s) No Pending Action. There is no action, suit or proceeding pending, or, to the knowledge of the Company, threatened or contemplated before or by any arbitrator, court or other government body, domestic or foreign, against or affecting any Issuer Entity or any respective subsidiary thereof which is required to be disclosed in the Registration Statement (other than as disclosed therein), or which would reasonably be expected to result in a Material Adverse Effect, or which would reasonably be expected to materially and adversely affect the properties or assets thereof or the consummation of the transactions contemplated by this Agreement. The aggregate of all pending legal or governmental proceedings to which any Issuer Entity or any respective subsidiary thereof is a party or of which any of their respective properties or assets is the subject which are not described in the Registration Statement, including ordinary routine litigation incidental to the business, would not reasonably be expected to result in a Material Adverse Effect or materially adversely affect other properties or assets of any Issuer Entity or any respective subsidiary thereof.

(t) Possession of Intellectual Property. The Company and its subsidiaries own or possess, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, “Intellectual Property”) necessary to carry on the business now operated by them, and neither the Company nor any of its subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Company or any of its subsidiaries therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect.

(u) Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the Company of its obligations under this Agreement, the Dealer Manager Agreement, the Selected Dealer Agreements and the Advisory Agreement, in connection with the offering, issuance or sale of the Shares or the consummation of the other transactions contemplated by this Agreement, the Dealer Manager Agreement, the Selected Dealer Agreements and the Advisory Agreement, except for such as are specifically set forth in this Agreement and such as have been already made or obtained under the Securities Act, the Exchange Act, the rules of FINRA, including NASD rules, or as may be required under the securities laws of the states and jurisdictions indicated in the Blue Sky Memorandum (defined in Section 4(d) of this Agreement).

(v) Possession of Licenses and Permits. The Company and its subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by them (except such Governmental Licenses, the failure of which to possess, would not reasonably be expected to have a Material Adverse Effect), and the Company and its subsidiaries are in compliance in all material respects with the terms and conditions of all such Governmental Licenses. All of the Governmental Licenses are valid and in full force and effect; and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses.

(w) Partnership Agreements. Each of the partnership agreements, declarations of trust or trust agreements, limited liability company agreements (or other similar agreements) and, if applicable, joint venture agreements to which the Company or any of its subsidiaries is a party has been duly authorized, executed and delivered by the Company or the relevant subsidiary, as the case may be, and the execution, delivery and performance of such agreements did not, at the time of execution and delivery, and does not constitute a breach of or default under the charter or bylaws, partnership agreement, declaration of trust or trust agreement, or limited liability company agreement (or other similar agreement), as the case may be, of the Company or any of its subsidiaries or any of the Agreements and Instruments or any law, administrative regulation or administrative or court order or decree, and constitutes the valid and binding agreement of the Company or such subsidiary, as the case may be, enforceable in accordance with its terms, except to the extent that (i) enforceability thereof may be limited by (a) the effect of bankruptcy, insolvency or other similar laws now or hereafter in effect relating to or affecting creditors’ rights generally or (b) the effect of general principles of equity, or (ii) the enforceability of the indemnity and/or contribution provisions contained in the partnership agreements, declarations of trust or trust agreements, limited liability company agreements (or similar agreements) and Section 8 of this Agreement may be limited under applicable securities laws and/or the NASAA Guidelines.

(x) Properties. Except as otherwise disclosed in the Prospectus: (i) the Company and its subsidiaries have good and insurable or good, valid and, with respect to U.S. properties, insurable title (either in fee simple or pursuant to a valid leasehold interest) to all properties and assets described in the Prospectus as being owned or leased, as the case may be, by them and to all properties reflected in the Company’s most recent consolidated financial statements included in the Prospectus, and neither the Company nor any of its subsidiaries has received notice of any claim that has been or may be asserted by anyone adverse to the rights of the Company or any subsidiary with respect to any such properties or assets (or any such lease) or affecting or questioning the rights of the Company or any such subsidiary to the continued ownership, lease, possession or occupancy of such property or assets, except for such claims that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; (ii) there are no Liens, claims or restrictions on or affecting the properties and assets of the Company or any of its subsidiaries which would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect; (iii) no person or entity, including, without limitation, any tenant under any of the leases pursuant to which the Company or any of its subsidiaries leases (as lessor) any of its properties (whether directly or indirectly through other partnerships, limited liability companies, business trusts, joint ventures or otherwise) has an option or right of first refusal or any other right to purchase any of such properties, except for such options, rights of first refusal or other rights to purchase which, individually or in the aggregate, are not expected to have a Material Adverse Effect with respect to the Company and its subsidiaries taken as a whole; (iv) to the Company’s knowledge, each of the properties of the Company or any of its subsidiaries has access to public rights of way, either directly or through easements (insured easements with respect to U.S. properties), except where the failure to have such access would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; (v) to the Company’s knowledge, each of the properties of the Company or any of its subsidiaries is served by all public utilities necessary for the current operations on such property in sufficient quantities for such operations, except where the failure to have such public utilities could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; (vi) to the knowledge of the Company, each of the properties of the Company or any of its subsidiaries complies with all applicable codes and zoning and subdivision laws and regulations, except for such failures to comply which could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; (vii) all of the leases under which the Company or any of its subsidiaries holds or uses any real property or improvements or any equipment relating to such real property or improvements are in full force and effect, except where the failure to be in full force and effect could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, and neither the Company nor any of its subsidiaries is in default in the payment of any amounts due under any such leases or in any other default thereunder and the Company knows of no event which, with the passage of time or the giving of notice or both, could constitute a default under any such lease, except such defaults that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; (viii) to the knowledge of the Company, there is no pending or threatened condemnation, zoning change, or other proceeding or action that could in any manner affect the size of, use of, improvements on, construction on or access to the properties of the Company or any of its subsidiaries, except such proceedings or actions that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect; and (ix) neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any lessee of any of the real property or improvements of the Company or any of its subsidiaries is in default in the payment of any amounts due or in any other default under any of the leases pursuant to which the Company or any of its subsidiaries leases (as lessor) any of its real property or improvements (whether directly or indirectly through partnerships, limited liability companies, joint ventures or otherwise), and the Company knows of no event which, with the passage of time or the giving of notice or both, would constitute such a default under any of such leases, except in each case such defaults as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(y) Insurance. The Company and/or its subsidiaries have title insurance on all U.S. real property and improvements described in the Prospectus as being owned or leased under a ground lease, as the case may be, by them and to all U.S. real property and improvements reflected in the Company’s most recent consolidated financial statements included in the Prospectus in an amount at least equal to the original purchase price paid to the sellers of such property, except as otherwise disclosed in the Prospectus, and the Company or one of its subsidiaries is entitled to all benefits of the insured thereunder. With respect to all non-U.S. real property described in the Prospectus as being owned or leased by the Company’s subsidiaries, each such subsidiary has received a title opinion or title certificate or other customary evidence of title assurance, as appropriate for the respective jurisdiction, showing good and indefeasible title to such properties in fee simple or valid leasehold estate or its respective equivalent, as the case may be, vested in the applicable subsidiary. Each property described in the Prospectus is insured by extended coverage hazard and casualty insurance carried by either the tenant or the Company and its subsidiaries in amounts and on such terms as are customarily carried by owners or lessors of properties similar to those owned by the Company and its subsidiaries (in the markets in which the Company’s and subsidiaries’ respective properties are located), and either the tenant or the Company and its subsidiaries carry comprehensive general liability insurance and such other insurance as is customarily carried by owners or lessors of properties similar to those owned by the Company and its subsidiaries in amounts and on such terms as are customarily carried by owners or lessors of properties similar to those owned by the Company and its subsidiaries (in the markets in which the Company’s and its subsidiaries’ respective properties are located) and the Company or one of its subsidiaries is named as an additional insured and/or loss payee, as applicable, on all policies (except workers’ compensation) required under the leases for such properties.

(z) Environmental Matters. Except as otherwise disclosed in the Prospectus: (i) all real property and improvements owned or leased by the Company or any of its subsidiaries, including, without limitation, the Environment (as defined below) associated with such real property and improvements, is free of any Contaminant (as defined below) in violation of applicable Environmental Laws (as defined below) except for such violations that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; (ii) neither the Company, nor any of its subsidiaries has caused or suffered to exist or occur any Release (as defined below) of any Contaminant into the Environment in violation of any applicable Environmental Law, except for such violations that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; (iii) neither the Company nor any of its subsidiaries is aware of any notice from any governmental body claiming any violation of any Environmental Laws or requiring or calling for any work, repairs, construction, alterations, removal or remedial action or installation by the Company or any of its subsidiaries on or in connection with such real property or improvements, whether in connection with the presence of asbestos-containing materials or mold in such properties or otherwise, except for any violations that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, or any such work, repairs, construction, alterations, removal or remedial action or installation, if required or called for, which would not result in the incurrence of liabilities by the Company, which, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect, nor is the Company aware of any information which may serve as the basis for any such notice that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; (iv) neither the Company nor any of its subsidiaries has caused or suffered to exist or occur any environmental condition on any of the properties or improvements of the Company or any of its subsidiaries that could reasonably be expected to give rise to the imposition of any Lien under any Environmental Laws except such Liens which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect; and (v) to the Company’s knowledge, no real property or improvements owned or leased by the Company or any of its subsidiaries is being used or has been used for manufacturing or for any other operations that involve or involved the use, handling, transportation, storage, treatment or disposal of any Contaminant, where such operations require or required permits or are or were otherwise regulated pursuant to the Environmental Laws and where such permits have not been or were not obtained or such regulations are not being or were not complied with, except in all instances where any failure to obtain a permit or comply with any regulation would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. “Contaminant” means any pollutant, hazardous substance, toxic substance, hazardous waste, special waste, petroleum or petroleum-derived substance or waste, asbestos or asbestos-containing materials, PCBs, lead, pesticides or regulated radioactive materials or any constituent of any such substance or waste, as identified or regulated under any Environmental Law. “Environmental Laws” means the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. 9601 et seq., the Resource Conservation and Recovery Act, 42 U.S.C. 6901, et seq., the Clean Air Act, 42 U.S.C. 7401, et seq., the Clean Water Act, 33 U.S.C. 1251, et seq., the Toxic Substances Control Act, 15 U.S.C. 2601, et seq., the Occupational Safety and Health Act, 29 U.S.C. 651, et seq., and all other federal, state and local laws, ordinances, regulations, rules, orders, decisions and permits, which are directed at the protection of human health or the Environment. “Environment” means any surface water, drinking water, ground water, land surface, subsurface strata, river sediment, buildings, structures, and ambient air. “Release” means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, or disposing of any Contaminant into the Environment, including, without limitation, the abandonment or discard of barrels, containers, tanks or other receptacles containing or previously containing any Contaminant or any release, emission or discharge as those terms are defined or used in any applicable Environmental Law.

(aa) Registration Rights. There are no persons, other than the Company, with registration or other similar rights to have any securities registered pursuant to the Registration Statement or otherwise registered by the Company under the Securities Act, or included in the Offering contemplated hereby.

(bb) Finders’ Fees. Neither the Company nor any affiliate thereof has received or is entitled to receive, directly or indirectly, a finder’s fee or similar fee from any person other than that as described in the Prospectus in connection with the acquisition, or the commitment for the acquisition, of the Properties by the Company.

(cc) Taxes. The Company and each of its subsidiaries has filed all material federal, state and foreign income tax returns and all other material tax returns which have been required to be filed on or before the due date thereof (taking into account all extensions of time to file) and all such tax returns are correct and complete in all material respects. The Company has paid or provided for the payment of all taxes reflected on its tax returns and all assessments received by the Company and each of its subsidiaries to the extent that such taxes or assessments have become due, except where the Company is contesting such assessments in good faith and except for such taxes and assessments of immaterial amounts, the failure of which to pay would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. There are no audits, deficiencies or assessments pending against the Company or its subsidiaries relating to income taxes, except where the Company is contesting such audit, deficiency or assessments in good faith.

(dd) Internal Controls. The Company was not required to evaluate its internal control over financial reporting ( as such term is defined in Rule 13a-15(f) of the Exchange Act) as of December 31, 2009 due to a transition period established by the rules of the Commission for newly public companies. During 2010, the Company’s principal executive officer and principal financial officer will effect a system of internal control over financial reporting that complies with the requirements of the Exchange Act and that provides reasonable assurances regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. Further, the Company will complete an evaluation of its internal control over financial reporting during 2010 and will include a report on this evaluation in the Form 10-K for the year ending December 31, 2010. The Company is not aware of any material weaknesses in its internal control over financial reporting. Since the date of the latest audited financial statements included or incorporated by reference in the Registration Statement, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(ee) Disclosure Controls and Procedures. The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that comply with the requirements of the Exchange Act; such disclosure controls and procedures have been designed to ensure that material information relating to the Company and its subsidiaries is made known to the Company’s principal executive officer and principal financial officer by others within those entities; and such disclosure controls and procedures are effective as of December 31, 2009.

(ff) Compliance with the Sarbanes-Oxley Act. The Company was exempt from complying with Section 404 of the Sarbanes-Oxley Act of 2002 for the year ending December 31, 2009 due to a transition period established by rules of the Securities and Exchange Commission for newly public companies. The Company intends to comply with all applicable provisions of Section 404 for the year ending December 31, 2010. There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply in all material respects with any applicable provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith, including Section 402 related to loans and Sections 302 and 906 related to certifications.

(gg) No Fiduciary Duty. Each Issuer Entity acknowledges and agrees that Ameriprise Financial is acting solely in the capacity of an arm’s length contractual counterparty to it with respect to the Offering of the Shares (including in connection with determining the terms of the Offering) and not as a financial advisor or a fiduciary to, or an agent of, such Issuer Entity or any other person. Additionally, Ameriprise Financial is not advising the Issuer Entities or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. Each of the Issuer Entities shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and Ameriprise Financial shall have no responsibility or liability to the Issuer Entities with respect thereto. Any review by Ameriprise Financial of the Issuer Entities, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of Ameriprise Financial and shall not be on behalf of the Issuer Entities.

(hh) Stock Options. With respect to the stock options (the “Stock Options”) granted pursuant to the stock-based compensation plans of the Company (the “Company Stock Plan”), if any, (i) each Stock Option intended to qualify as an “incentive stock option” under Section 422 of the Code so qualifies, (ii) each grant of a Stock Option was duly authorized no later than the date on which the grant of such Stock Option was by its terms to be effective (the “Grant Date”) by all necessary corporate action, including, as applicable, approval by the board of directors of the Company (or a duly constituted and authorized committee thereof) and any required stockholder approval by the necessary number of votes or written consents, and the award agreement governing such grant (if any) was duly executed and delivered by each party thereto, (iii) each such grant was made in accordance with the terms of the Company Stock Plan, the Exchange Act and all other applicable laws and regulatory rules or requirements, (iv) the per share exercise price of each Stock Option was equal to the fair market value of a share of Common Stock on the applicable Grant Date and (v) each such grant was properly accounted for in accordance with GAAP in the financial statements (including the related notes) of the Company and disclosed in the Company’s filings with the Commission in accordance with and as required by the Exchange Act and all other applicable laws. The Company has not knowingly granted, and there is no and has been no policy or practice of the Company of granting, Stock Options prior to, or otherwise coordinate the grant of Stock Options with, the release or other public announcement of material information regarding the Company or its subsidiaries or their results of operations or prospects.

3. Sales of Shares.

(a) Purchase of Shares. On the basis of the representations, warranties and covenants herein contained, but subject to the terms and conditions herein set forth, the Company hereby appoints Ameriprise Financial as a Selected Dealer for the Shares during the period from the date hereof to the Termination Date (the “Effective Term”), including the Shares to be issued pursuant to the DRIP, each in the manner described in the Registration Statement. Subject to the performance by the Company of all obligations to be performed by it hereunder and the completeness and accuracy of all of its representations and warranties, Ameriprise Financial agrees to use its best efforts, during the Effective Term, to offer and sell such number of Shares as contemplated by this Agreement at the price stated in the Prospectus, as the same may be adjusted from time to time. The purchase of Shares must be made during the offering period described in the Prospectus, (each such purchase hereinafter defined as an “Order”). Persons desiring to purchase Shares are required to (i) deliver to Ameriprise Financial a check in the amount of $10 per Share purchased (subject to certain volume discounts or other discounts as described in the Prospectus payable to Ameriprise Financial, or (ii) authorize a debit of such amount to the account such purchaser maintains with Ameriprise Financial. An order form as mutually agreed upon by Ameriprise Financial and the Company substantially similar to the form of subscription agreement attached to the Prospectus (each an “Order Form”) must be completed and submitted to the Company for all investors. On a daily basis, Ameriprise Financial shall transfer to Boston Financial Data Services, Inc. (the “Transfer Agent”), via Federal Reserve bank wire, the total amount debited from investor accounts for the purchase of Shares along with a list including the name, address and telephone number of, the social security number or taxpayer identification number of, the brokerage account number of (if applicable), the number of Shares purchased by, any election to participate in the DRIP by, and the total dollar amount of investment by, each investor on whose behalf checks are submitted or the wire transfer is made. Ameriprise Financial also will forward all Order Forms received by Ameriprise Financial to the Company by the third business day following their receipt in good order by Ameriprise Financial. Ameriprise Financial shall use its commercially reasonable efforts to wire such funds or transmit checks to the Transfer Agent not later than noon of the next business day after receipt by Ameriprise Financial from its customer of each Order Form in good order. Ameriprise Financial will advise the Transfer Agent whether the funds Ameriprise Financial is submitting are attributable to individual retirement accounts, Keogh plans, or any other employee benefit plan subject to Title I of the Employee Retirement Income Security Act of 1974 or from some other type of investor. The parties acknowledge that any receipt by Ameriprise Financial of payments for subscriptions for Shares shall be effected solely as an administrative convenience, and such receipt of payments shall not be deemed to constitute acceptance of Orders to purchase Shares or sales of Shares by the Company.

All Orders solicited by Ameriprise Financial will be strictly subject to review and acceptance by the Company and the Company reserves the right in its absolute discretion to reject any Order or to accept or reject Orders in the order of their receipt by the Company or otherwise. Within 30 days of receipt of an Order, the Company must accept or reject such Order. If the Company elects to reject such Order, within 10 business days after such rejection, it will notify the purchaser and Ameriprise Financial of such fact and cause the return of such purchaser’s funds submitted with such application in accordance with the Prospectus. If Ameriprise Financial receives no notice of rejection within the foregoing time limits the Order shall be deemed accepted. Ameriprise Financial agrees to make every reasonable effort to determine that the purchase of Shares is a suitable and appropriate investment for each potential purchaser of Shares based on information provided by such purchaser regarding, among other things, such purchaser’s age, investment experience, income, net worth, financial situation, investment objectives, and other investments of such potential purchaser. Ameriprise Financial agrees to maintain copies of the

Orders received from investors and of the other information obtained from investors for a minimum of 6 years from the date of sale and will make such information available to the Company upon request by the Company.

(b) Closing Dates and Delivery of Shares. In no event shall a sale of Shares to an investor be completed until at least five business days after the date the investor receives a copy of the Prospectus. Orders shall be submitted as otherwise set forth in this Agreement. Shares will be issued as described in the Prospectus. Share issuance dates for purchases made pursuant to the DRIP will be as set forth in the DRIP.

(c) Dealers. The Shares offered and sold under this Agreement shall be offered and sold only by Ameriprise Financial, a member in good standing of FINRA. The Issuer Entities and affiliates thereof agree to participate in Ameriprise Financial’s marketing efforts to the extent that Ameriprise Financial may reasonably request and, without limiting the generality of the foregoing, agree to visit Ameriprise Financial’s offices as Ameriprise Financial may reasonably request.

(d) Compensation. In consideration for Ameriprise Financial’s execution of this Agreement, and for the performance of Ameriprise Financial’s obligations hereunder, the Company agrees to cause to be paid to Ameriprise Financial through the Dealer Manager a sales commission (the “Sales Commission”) of up to seven percent of the price of each Share ($0.70 per share) (except for Shares sold pursuant to the DRIP) sold by Ameriprise Financial; provided, however, that Ameriprise Financial’s Sales Commission shall be reduced with respect to volume sales of Shares to Qualifying Purchasers (as defined in the Prospectus) and as otherwise set forth in the “Plan of Distribution” section of the Prospectus. In the case of such volume sales to Qualifying Purchasers, on orders of $500,000 or more invested, Ameriprise Financial’s Sales Commission shall be reduced by the amount of the Share purchase price discount. In the case of such volume sales to Qualifying Purchasers, Ameriprise Financial’s Sales Commission will be reduced in the total volume ranges set forth in the table below. Any reduction of the Sales Commission otherwise payable to Ameriprise Financial will be credited to the purchaser as additional Shares. Such reduced Share price will not affect the amount received by the Company for investment. The following table sets forth the reduced Share purchase price and Sales Commission payable to Ameriprise Financial in connection with volume discounts:

		Sales Commission per Share in Volume Discount Range
Dollar Volume of Shares Purchased	Purchase Price per Share to Investor	Percentage (Based on $10 per Share)	Amount
0 to 499,999	$10.00	7.0%	$0.70
500,000 to 999,999	$ 9.90	6.0%	$0.60
1,000,000 to 1,499,999	$ 9.80	5.0%	$0.50
1,500,000 and over	$ 9.70	4.0%	$0.40

For purposes of determining investors eligible for volume discounts, to the extent consistent with the definition of Qualifying Purchaser contained in the Prospectus, investments made by accounts with the same primary account holder, as determined by the account tax identification number, may be combined. This includes individual accounts and joint accounts that have the same primary holder as an individual account. Investments made through individual retirement accounts may also be combined with accounts that have the same tax identification number as the beneficiary of the individual retirement account. In the event Orders are combined as permitted in the “Plan Distribution” section of the Prospectus and all such Orders are placed through Ameriprise Financial, the commission payable with respect to any such combined Order will equal the commission per share which would have been payable in accordance with the table set forth above if all purchases had been made by the same Qualifying Purchaser. Any reduction in the Sales Commission as a result of such a combination will be prorated among the individual investors whose Orders have been combined. If a Qualifying Purchaser qualifies for a particular volume discount as the result of multiple purchases, such investor will not be entitled to the discount with respect to prior purchases. Unless Ameriprise Financial, on behalf of purchasers, indicates that Orders are to be combined and provide all other requested information, the Company will not be held responsible for failing to combine Orders properly.

As set forth in the Prospectus, the Company will not pay any Sales Commissions in connection with the sale of Shares in the event: (i) the investor has engaged the services of a registered investment advisor with whom the investor has agreed to pay a fee for investment advisory services (except where an investor has a contract for financial planning services with a registered investment advisor that is also a registered broker dealer, such contract absent any investment advisory services will not qualify the investor for a reduction of the Sales Commission described above), or (ii) in the event the investor is investing in a bank trust account with respect to which the investor has delegated the decision-making authority for investments made in the account to a bank trust department. The Company will also offer other discounts in connection with certain other types of sales, as set forth in the “Plan Distribution” section of the Prospectus. The net proceeds to the Company will not be affected by any such discounts.

The Dealer Manager will also re-allow to Ameriprise Financial a marketing support fee of up to one and one-half percent (1.5%) of the price paid for each Share (except for Shares sold pursuant to the DRIP) sold by Ameriprise Financial (the “Marketing Support Fee”); provided however, the Company will not pay Ameriprise Financial a Marketing Support Fee if the aggregate underwriting compensation to be paid to all parties in connection with the Offering exceeds the limitations prescribed by FINRA.

No payment of Sales Commissions or the Marketing Support Fee will be made in respect of Orders (or portions thereof) which are rejected by the Company. Sales Commissions will be paid on the Thursday following the week in which the subscriptions generating such commissions are accepted by the Company. The Marketing Support Fee will be paid quarterly. Sales Commissions and the Marketing Support Fee will be payable only with respect to transactions lawful in the jurisdictions where they occur. Purchases of Shares by the Company, Ameriprise Financial or its or their respective affiliates or any of their respective directors, trustees, officers and employees shall be net of commissions and dealer manager fees to the extent provided in the Prospectus. Ameriprise Financial hereby waives any and all right to receive payment of Sales Commissions and any other payment due it until such time as the Dealer Manager is in receipt of the associated Sales Commissions and other payment from the Company. No Sales Commissions and Marketing Support Fees shall be paid to Ameriprise Financial for purchases made by an investor pursuant to the DRIP.

The Advisor will pay or cause to be paid to Ameriprise Financial, the amount of any bona fide, itemized, separately invoiced due diligence expenses, consistent with the language in the Prospectus and applicable regulations and FINRA rules.

Except for the arrangements described in the “Plan of Distribution” section of the Prospectus, the Company represents that neither it nor any of its affiliates have offered or sold any Shares pursuant to this Offering, other than directly to the Company’s officers and directors, and agrees that, through the Termination Date, the Company will not offer or sell any Shares otherwise than through the Dealer Manager as provided in the Dealer Manager Agreement, Ameriprise as herein provided, and the selected dealers other than Ameriprise as provided in the Selected Dealer Agreements, except to the Company’s and its affiliates’ officers and directors, employees and family members as set forth in the Prospectus.

(e) Calculation of Fees. Ameriprise Financial will have sole responsibility, and Ameriprise Financial’s records will provide the sole basis, for calculating fees under section 3 of this Agreement. Any fees payable hereof shall be as agreed to by the Company and the Dealer Manager and based upon records provided to Ameriprise Financial by the Company’s transfer agent. However, the Issuer Entities may provide records to assist Ameriprise Financial in its calculations.

(f) Finders Fee. Neither the Company nor Ameriprise Financial shall, directly or indirectly, pay or award any finder’s fees, commissions or other compensation to any person engaged by a potential investor for investment advice as an inducement to such advisor to advise the purchase of Shares; provided, however, that normal Sales Commissions payable to a registered broker-dealer or other properly licensed person for selling Shares shall not be prohibited hereby.

(g) Suspension of Offers and Sales. Notwithstanding the Company’s obligations in Sections 4(a) and 4(e) of this Agreement, Ameriprise Financial will suspend or cease offering and selling Shares to its clients as soon as reasonably practicable following receipt of written notice from the Company or the Dealer Manager that the Company has suspended or terminated the Offering for any reason, and, in such event, Ameriprise Financial, in its sole discretion, may determine to resume the offer and sale of Shares hereunder only upon the subsequent request of the Company or the Dealer Manager.

4. Covenants. Each Issuer Entity, jointly and severally, covenants and agrees with Ameriprise Financial that it will:

(a) Commission Orders. Use its best efforts to cause any amendments to the Registration Statement to become effective as promptly as possible and to maintain the effectiveness of the Registration Statement, and will promptly notify Ameriprise Financial and confirm the notice in writing if requested, (i) when any post-effective amendment to the Registration Statement becomes effective, (ii) of the issuance by the Commission or any state securities authority of any jurisdiction of any stop order or of the initiation, or the threatening of any proceedings for that purpose or of the suspension of the qualification of the Shares for offering or sale in any jurisdiction or of the institution or threatening of any proceedings for any of such purposes, (iii) of the receipt of any material comments from the Commission with respect to the Registration Statement, the Company’s Annual Report on Form 10-K or Quarterly Report on Form 10-Q, or any other filings, (iv) of any request by the Commission for any amendment to the Registration Statement as filed or any amendment or supplement to the Prospectus or for additional information relating thereto and (v) if the Registration Statement becomes unavailable for use in connection with the Offering of the Shares for any reason. Each of the Company and the Dealer Manager will use its best efforts to prevent the issuance by the Commission of a stop order or a suspension order and if the Commission shall enter a stop order or suspension order at any time, each of the Company and the Dealer Manager will use its best efforts to obtain the lifting of such order at the earliest possible moment. The Company shall not accept any order for Shares during the effectiveness of any stop order or if the Registration Statement becomes unavailable for use in connection with the Offering of the Shares for any reason.

(b) Registration Statement. Deliver to Ameriprise Financial without charge promptly after the Registration Statement and each amendment or supplement thereto becomes effective, such number of copies of the Prospectus (as amended or supplemented), the Registration Statement and supplements and amendments thereto, if any (without exhibits), as Ameriprise Financial may reasonably request. Unless Ameriprise Financial is otherwise notified in writing by the Company; the Company hereby consents to the use of the Prospectus or any amendment or supplement thereto by Ameriprise Financial both in connection with the Offering and for such period of time thereafter as the Prospectus is required to be delivered in connection therewith.

(c) “Blue Sky” Qualifications. Endeavor in good faith to seek and maintain the approval of the Offering by FINRA, and to qualify the Shares for offering and sale under the securities laws of all 50 states and the District of Columbia and to maintain such qualification, except in those jurisdictions Ameriprise Financial may reasonably designate; provided, however, the Company shall not be obligated to subject itself to taxation as a party doing business in any such jurisdiction. In each jurisdiction where such qualification shall be effected, the Company will, unless Ameriprise Financial agrees that such action is not at the time necessary or advisable, file and make such statements or reports as are or may reasonably be required by the laws of such jurisdiction.

(d) “Blue Sky” Memorandum. To furnish to Ameriprise Financial, and Ameriprise Financial may be allowed to rely upon, a “Blue Sky” Memorandum (the “Blue Sky Memorandum”), prepared by counsel reasonably acceptable to Ameriprise Financial (with the understanding that Greenberg Traurig, LLP shall so qualify), in customary form naming the jurisdictions in which the Shares have been qualified for sale under the respective securities laws of such jurisdiction. The Blue Sky Memorandum shall be promptly updated by counsel and provided to Ameriprise Financial from time to time to reflect changes and updates to the jurisdictions in which the Shares have been qualified for sale. In each jurisdiction where the Shares have been qualified, the Company will make and file such statements and reports in each year as are or may be required by the laws of such jurisdiction.

(e) Amendments and Supplements. If during the time when a Prospectus is required to be delivered under the Securities Act, any event relating to the Company shall occur as a result of which it is necessary, in the opinion of the Company’s counsel, to amend the Registration Statement or to amend or supplement the Prospectus in order to make the Prospectus not misleading in light of the circumstances existing at the time it is delivered to an investor, or if it shall be necessary, in the opinion of the Company’s counsel, at any such time to amend the Registration Statement or amend or supplement the Prospectus in order to comply with the requirements the Securities Act or the Regulations, the Company will forthwith notify an Ameriprise Financial representative in the Ameriprise Financial legal department, further, the Company shall prepare and furnish without expense to Ameriprise Financial, a reasonable number of copies of an amendment or amendments of the Registration Statement or the Prospectus, or a supplement or supplements to the Prospectus which will amend or supplement the Registration Statement or Prospectus so that as amended or supplemented it will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or to make the Registration Statement or the Prospectus comply with such requirements. During the time when a Prospectus is required to be delivered under the Securities Act, the Company shall comply in all material respects with all requirements imposed upon it by the Securities Act, as from time to time in force, including the undertaking contained in the Company’s Registration Statement pursuant to Item 20D of the Commission’s Industry Guide 5, so far as necessary to permit the continuance of sales of the Shares in accordance with the provisions hereof and the Prospectus.

(f) Delivery of Periodic Filings. The Company shall include with any prospectus or “investor kit” delivered to Ameriprise Financial for distribution to potential investors in connection with the Offering a copy of the Company’s most recent Annual Report on Form 10-K or Quarterly Report on Form 10-Q or a supplement to the Prospectus supplement containing the material information from such reports.

(g) Periodic Financial Information. On or prior to the date on which there shall be released to the general public interim financial statement information related to the Company with respect to each of the first three quarters of any fiscal year or preliminary financial statement information with respect to any fiscal year, the Company shall furnish such information to Ameriprise Financial, confirmed in writing, and shall file such information pursuant to the rules and regulations promulgated under the Securities Act or the Exchange Act as required thereunder.

(h) Audited Financial Information. On or prior to the date on which there shall be released to the general public financial information included in or derived from the audited financial statements of the Company for the preceding fiscal year, the Company shall furnish such information to Ameriprise Financial, confirmed in writing, and shall file such information pursuant to the rules and regulations promulgated under the Securities Act or the Exchange Act as required thereunder.

(i) Copies of Reports. During the period the Shares remain outstanding, unless the Shares shall have been listed on a national securities exchange or the Company’s stockholders shall have received securities that are listed on a national securities exchange for the Shares, Ameriprise Financial will be furnished with the following:

(i) as soon as practicable after they have been sent or made available by the Company to its stockholders or filed with the Commission, two copies of each annual and interim financial or other report provided to stockholders, excluding individual account statements sent to security holders of the Company in the ordinary course;

(ii) as soon as practicable, two copies of every press release issued by the Company and every material news item and article in respect of the Company or its affairs released by the Company; and

(iii) additional documents and information with respect to the Company and its affairs as Ameriprise Financial may from time to time reasonably request.

Documents (other than final Prospectuses or supplements or amendments thereto for distribution to investors and the documents incorporated by reference therein) required to be delivered pursuant to this Agreement (to the extent any such documents are included in materials otherwise filed with the Securities and Exchange Commission) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Company posts such documents, or provides a link thereto on the Company’s website on the Internet; or (ii) on which such documents are posted on the Company’s behalf on the website of the Securities and Exchange Commission or any other Internet or intranet website, if any, to which Ameriprise Financial has access; provided that the Company shall notify Ameriprise Financial of the posting of any such documents.

(j) Sales Material. The Company will deliver to Ameriprise Financial from time to time, all advertising and supplemental sales material (whether designated solely for broker-dealer use or otherwise) proposed to be used or delivered in connection with the Offering, prior to the use or delivery to third parties of such material, and will not so use or deliver, in connection with the Offering, any such material to Ameriprise Financial’s customers or registered representatives without Ameriprise Financial’s prior written consent, which consent, in the case of material required by law, rule or regulation of any regulatory body including FINRA to be delivered, shall not be unreasonably withheld or delayed. The Company shall ensure that all advertising and supplemental sales literature used by Ameriprise Financial will have received all required regulatory approval, which may include but is not limited to, the Commission, FINRA and state securities agencies, as applicable, prior to use by Ameriprise Financial. For the avoidance of doubt, ordinary course communications with the Company’s stockholders, including without limitation, the delivery of annual and quarterly reports and financial information, dividend notices, reports of net asset value and information regarding the tax treatment of distributions and similar matters shall not be considered advertising and supplemental sales material, unless the context otherwise requires.

(k) Use of Proceeds. Apply the proceeds from the sale of Shares substantially as set forth in the section of the Prospectus entitled “Estimated Use of Proceeds” and operate the business of the Company in all material respects in accordance with the descriptions of its business set forth in the Prospectus.

(l) Prospectus Delivery. Within the time during which a prospectus relating to the Shares is required to be delivered under the Securities Act, the Company will comply with all requirements imposed upon it by the Securities Act, as now and hereafter amended, and by the Rules and Regulations, as from time to time in force, so far as necessary to permit the continuance of sales of or dealings in the Shares as contemplated by the provisions hereof and the Prospectus. The Dealer Manager confirms that it is familiar with Rule 15c2-8 under the Exchange Act, relating to the distribution of preliminary and final prospectuses, and confirms that it has complied and will comply therewith in connection with the Offering of Shares contemplated by this Agreement, to the extent applicable.

(m) Financial Statements. Make generally available to its stockholders as soon as practicable, but not later than the Availability Date, an earnings statement of the Company (in form complying with the provisions of Rule 158 under the Securities Act) covering a period of 12 months beginning after the Effective Date but not later than the first day of the Company’s fiscal quarter next following the Effective Date. For purposes of the preceding sentence, “Availability Date” means the 45th day after the end of the fourth fiscal quarter following the fiscal quarter that includes such Effective Date, except that, if such fourth fiscal quarter is the last quarter of the Company’s fiscal year, “Availability Date” means the 90th day after the end of such fourth fiscal quarter (or if either of such dates specified above is a day the Commission is not open to receive filings, then the next such day that the Commission is open to receive filings).

(n) Compliance with Exchange Act. Comply with the requirements of the Exchange Act relating to the Company’s obligation to file and, as applicable, deliver to its stockholders periodic reports including annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K.

(o) Title to Property. The Company (or any partnership or joint venture holding title to a particular Property) will acquire good and marketable title to each Property to be owned by it, as described in the Prospectus and future supplements to the Prospectus, it being understood that the Company may incur debt with respect to Properties and other assets in accordance with the Prospectus; and except as stated in the Prospectus, the Company (or any such partnership or joint venture) will possess all licenses, permits, zoning exceptions and approvals, consents and orders of governmental, municipal or regulatory authorities required for the ownership of the Properties, and prior to the commencement of construction for the development of any vacant land included therein as contemplated by the Prospectus, except where the failure to possess any such license, permit, zoning exception or approval, consent or order could not be reasonably likely to cause a Material Adverse Effect.

(p) Licensing and Compliance. The Company and the Dealer Manager covenant that any persons employed or retained by them to provide sales support or wholesaling services in support of Ameriprise Financial or its clients shall be licensed in accordance with all applicable laws, will comply with all applicable federal and state securities laws and regulations, and will use only sales literature approved and authorized by the Company and the Dealer Manager.

(q) Reimbursement Policy. The Company, the Dealer Manager and any agents of either, including any wholesalers, shall comply with (i) all applicable federal and state laws, regulations and rules and the rules of any applicable self-regulatory organization, including but not limited to, FINRA rules and interpretations governing cash and non-cash compensation, and (ii) with respect to payments of cash compensation by such persons to Ameriprise Financial and payments of non-cash compensation to associated persons of Ameriprise Financial, Ameriprise Financial’s policies governing cash compensation and non-cash compensation as communicated in writing to the Dealer Manager, as amended from time to time in Ameriprise Financial’s sole discretion; provided, that, each such policy complies with the rules and regulations of FINRA and the Dealer Manager is notified in writing of any changes to such policy.

(r) Trade Names and Trademarks. No Issuer Entity may use any company name, trade name, trademark or service mark or logo of Ameriprise Financial or any person or entity controlling, controlled by, or under common control with Ameriprise Financial without Ameriprise Financial’s prior written consent. Such trademarks include, without limitation, “Ameriprise Financial,” “Ameriprise Financial,” “Ameriprise Financial Services,” and “Riversource.”

5. Covenants of Ameriprise Financial. Ameriprise Financial covenants and agrees with the Company as follows:

(a) Prospectus Delivery. Ameriprise Financial confirms that it is familiar with Rule 15c2-8 under the Exchange Act and with Section III.E.1 of the NASAA Guidelines, relating to the distribution of preliminary and final prospectuses, and confirms that it has complied and will comply therewith in connection with the Offering of the Shares contemplated by this Agreement, to the extent applicable.

(b) Accuracy of Information. No information supplied by Ameriprise Financial specifically for use in the Registration Statement will contain any untrue statements of a material fact or omit to state any material fact necessary to make such information not misleading.

(c) No Additional Information. Ameriprise Financial will not give any information or make any representation in connection with the Offering of the Shares other than that contained in the Prospectus, the Registration Statement, and any of the Company’s other filings under the Securities Act or the Exchange Act incorporated by reference into the Prospectus or advertising and supplemental sales material contemplated by this Agreement and approved by the Company.

(d) Sale of Shares. Ameriprise Financial shall solicit purchasers of the Shares only in the jurisdictions in which Ameriprise Financial has been advised by the Company (including pursuant to the Blue Sky Memorandum, and any updates thereto, delivered to Ameriprise Financial pursuant to Section 4(d)) that such solicitations can be made and in which Ameriprise Financial is qualified to so act.

6. Payment of Expenses.

(a) Expenses. Whether or not the transactions contemplated in this Agreement are consummated or if this Agreement is terminated, the Company and/or the Advisor, as designated in the Prospectus, will pay or cause to be paid, in addition to the compensation described in Section 3(d) (which Ameriprise Financial may retain up to the point of termination unless this agreement is terminated without any Shares being sold, in which case no such compensation shall be paid), all fees and expenses incurred in connection with the formation, qualification and registration of the Company and in marketing, distributing and processing the Shares under applicable Federal and state law, and any other fees and expenses actually incurred and directly related to the Offering and the Company’s other obligations under this Agreement, including such fees and expenses as: (i) the preparing, printing, filing and delivering of the Registration Statement (as originally filed and all amendments thereto) and of the Prospectus and any amendments thereof or supplements thereto and the preparing and printing of this Agreement and Order Forms, including the cost of all copies thereof and any financial statements or exhibits relating to the foregoing supplied to Ameriprise Financial in quantities reasonably requested by Ameriprise Financial; (ii) the preparing and printing of the subscription material and related documents and the filing and/or recording of such certified certificates or other documents necessary to comply with the laws of the State of Maryland for the formation of a corporation and thereafter for the continued good standing of the Company; (iii) the issuance and delivery of the Shares, including any transfer or other taxes payable thereon; (iv) any escrow arrangements in connection with the transactions described herein, including any compensation or reimbursement to an escrow agent for its services as such; (v) the qualification or registration of the Shares under state securities or “blue sky” laws; (vi) the filing fees payable to the Commission and to FINRA; (vii) the preparation and printing of advertising material in connection with and relating to the Offering, including the cost of all sales literature and investor and broker-dealer sales and information meetings; (viii) the cost and expenses of counsel and accountants of the Company; and (ix) subject to Section 6(d) hereof, and as mutually agreed upon, Ameriprise Financial’s costs of technology associated with the offering, other costs and expenses related to such technology costs, and the facilitation of the marketing of the Shares and the ownership of such Shares by Ameriprise Financial’s customers, including fees to attend conferences; and (x) any other expenses of issuance and distribution of the Shares.

(b) Ad Hoc Requests. From time to time, the Issuer Entities may make requests that can reasonably be regarded as being related to but separate from the services contemplated by this Agreement (the “Services”) or that otherwise fall outside the ordinary course of business relationships such as the one contemplated under this Agreement (“Ad Hoc Requests”). Examples of Ad Hoc Requests include, but are not limited to, requests that would require Ameriprise Financial to implement information technology modifications, participate in or respond to audits, inspections or compliance reviews, or respond to or comply with document requests. To the extent that Ameriprise Financial’s compliance with an Ad Hoc Request would cause Ameriprise Financial to incur additional material expenses, the Company and Ameriprise Financial will mutually agree as to the payment of such expenses between the parties. Ameriprise Financial reserves the right to refuse to comply with an Ad Hoc Request if the parties are unable to reach an agreement on payment of reasonable expenses provided that consent to an agreement has not been unreasonably withheld; it being understood that consent shall not be deemed to have been unreasonably withheld if the payment for such Ad Hoc Requests, individually or when aggregated with other amounts to be paid to Ameriprise Financial pursuant to this Agreement, would violate FINRA rules. Payment for Ad Hoc Requests will be separate from and above the payments for the Services but shall be included, as applicable, when calculating total compensation paid to Ameriprise Financial for purposes of the limitation described in Section 6(d) hereof.

(c) Calculation of Fees. Ameriprise Financial will have sole responsibility, and Ameriprise Financial’s records will provide the sole basis for calculating fees (including, but not limited to, wholesaler reimbursement, conference fees and the fees addressed in section 6 (a) and (c) of the Agreement) for which Ameriprise Financial invoices under this Agreement. However, the Issuer Entities may provide records to assist Ameriprise Financial in its calculations.

(d) Limitation. Notwithstanding the foregoing, the total compensation paid to Ameriprise Financial from the Issuer Entities in connection with the Offering pursuant to Section 3(d) hereof and this Section 6 shall not exceed the 10% limitation prescribed by FINRA Rule 2310 on compensation of participating broker dealers, which is calculated with respect to the gross proceeds from sales of Shares by Ameriprise Financial (except for Shares sold pursuant to the DRIP). The Company, the Dealer Manager and Ameriprise Financial agree to monitor the payment of all fees and expense reimbursements to assure that FINRA limitations are not exceeded. Accordingly, if at any time during the term of the Offering, the Company determines in good faith that any payment to Ameriprise Financial pursuant to this Agreement could result in a violation of the applicable FINRA regulations, the Company shall promptly notify Ameriprise Financial, and the Company and Ameriprise Financial agree to cooperate with each other to implement such measures as they determine are necessary to ensure continued compliance with applicable FINRA regulations. However, nothing in this Agreement shall relieve Ameriprise Financial of its obligations to comply with FINRA Rule 2310.

7. Conditions of Ameriprise Financial’s Obligations. Ameriprise Financial’s obligations hereunder shall be subject to the continued accuracy throughout the Effective Term of the representations, warranties and agreements of the Company, to the performance by the Company of its obligations hereunder and to the following terms and conditions:

(a) Effectiveness of Registration Statement. The Registration Statement shall have initially become effective not later than 5:30 P.M., Eastern time, on the date of this Agreement and, at any time during the Effective Term, no stop order shall have been issued or proceedings therefor initiated or threatened by the Commission; and all requests for additional information on the part of the Commission and state securities administrators shall have been complied with and no stop order or similar order shall have been issued or proceedings therefor initiated or threatened by any state securities authority in any jurisdiction in which the Company intends to offer Shares.

(b) Closings. The Company, the Advisor and the Dealer Manager will deliver or cause to be delivered to Ameriprise Financial, as a condition of Ameriprise Financial’s obligations hereunder, those documents as described in this Section 7 as of the date hereof and, as applicable, on or before the fifth business day following the date that each post-effective amendment to the Registration Statement filed by the Company shall have been declared effective by the Commission (each such date, a “Documented Closing Date”); provided, that, if a Documented Closing Date has not occurred within ninety (90) days of the previous Documented Closing Date, the 90th day following the previous Documented Closing Date shall be deemed to be a Documented Closing Date through the termination of the Primary Offering.

(c) Opinions of Counsel. Ameriprise Financial shall receive the favorable opinion of Greenberg Traurig, LLP, counsel for the Company, the Dealer Manager and the Advisor, dated as of the date hereof or as of each Documented Closing Date, as applicable, addressed to Ameriprise Financial substantially in the form attached hereto as Exhibit A. Ameriprise Financial shall receive the favorable opinion of Venable, LLP, Maryland counsel for the Company, dated as of the date hereof or as of each Documented Closing Date, as applicable, addressed to Ameriprise Financial substantially in the form attached hereto as Exhibit B.

(d) Accountant’s Letter. On the date hereof, Ameriprise Financial shall have received from KPMG LLP a comfort letter, in form and substance reasonably satisfactory to Ameriprise Financial in all material respects.

(e) Update of Accountant’s Letter. Ameriprise Financial shall receive from the Company’s auditors on each Documented Closing Date, a comfort letter, in form and substance reasonably satisfactory to Ameriprise Financial in all material respects, provided that (i) the date of such comfort letter shall be a date not more than five days prior to each such Documented Closing Date, (ii) such comfort letter shall cover the Registration Statement and Prospectus (including all documents incorporated by reference therein, as amended and supplemented through the date of the latest post-effective amendment that triggers such Documented Closing Date (the “Current Filing”), and (iii) if financial statements or financial information of any other entity are included in the Current Filing, the comfort letter to be received by Ameriprise Financial shall also cover such financial statements or financial information.

(f) Stop Orders. On the Effective Date and during the Effective Term no order suspending the sale of the Shares in any jurisdiction nor any stop order issued by the Commission shall have been issued, and on the Effective Date and during the Effective Term no proceedings relating to any such suspension or stop orders shall have been instituted, or to the knowledge of the Company, shall be contemplated.

(g) “Blue Sky” Memorandum. On or before the date hereof, Ameriprise Financial shall have received the Blue Sky Memorandum described in Section 4(d) above.

(h) Information Concerning the Advisor. On the date hereof and as of each Documented Closing Date, Ameriprise Financial shall receive a letter dated the date hereof from the Advisor, confirming that: (1) the Advisory Agreement has been duly and validly authorized, executed and delivered by the Advisor and constitutes a valid agreement of the Advisor enforceable in accordance with its terms; (2) the execution and delivery of the Advisory Agreement, the consummation of the transactions therein contemplated and compliance with the terms of the Advisory Agreement by the Advisor will not conflict with or constitute a default under its limited liability company agreement or any indenture, mortgage, deed of trust, lease or other agreement or instrument to which the Advisor is a party, or a violation of any law, order, rule or regulation, writ, injunction or decree of any government, governmental instrumentality or court, domestic or foreign, having jurisdiction over the Advisor, or any of its property, except for such violations that would not reasonably be expected to have a Material Adverse Effect; (3) no consent, approval, authorization or order of any court or other governmental agency or body has been or is required for the performance of the Advisory Agreement by the Advisor, or for the consummation of the transactions contemplated thereby, other than those that have been already made or obtained; and (4) the Advisor is a limited liability company duly formed, validly existing and in good standing under the laws of the State of Delaware and is duly qualified to do business as a foreign limited liability company in each other jurisdiction in which the nature of its business would make such qualification necessary and the failure to so qualify could reasonably be expected to have a Material Adverse Effect.

(i) Confirmation. As of the date hereof and at each Documented Closing Date, as the case may be:

(i) the representations and warranties of each of the Issuer Entities in the Agreement shall be true and correct with the same effect as if made on the date hereof or the Documented Closing Date, as the case may be, and each of the Issuer Entities have performed all covenants or conditions on their part to be performed or satisfied at or prior to the date hereof or respective Documented Closing Date;

(ii) the Registration Statement (and any amendments or supplements thereto and any documents incorporated by reference therein) does not include any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and the Prospectus (and any amendments or supplements thereto and any documents incorporated by reference therein) does not include any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

(iii) except as set forth in the Prospectus, there shall have been no material adverse change in the business, properties, prospects or condition (financial or otherwise) of the Company subsequent to the date of the latest balance sheets provided in the Registration Statement and the Prospectus; and

(iv) since the date hereof, no event has occurred which should have been set forth in an amendment or supplement to the Prospectus in order to cause such Prospectus not to contain an untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, but which has not been so set forth.

Ameriprise Financial shall receive a joint certificate from the Issuer Entities dated the date hereof and each Documented Closing Date, as the case may be, confirming the above.

If any of the conditions specified in this Agreement shall not have been fulfilled when and as required by this Agreement, all Ameriprise Financial’s obligations hereunder and thereunder may be canceled by Ameriprise Financial by notifying the Company of such cancellation in writing or by telecopy at any time, and any such cancellation or termination shall be without liability of any party to any other party except as otherwise provided in Sections 3(d), 6, 8, 9 and 10 of this Agreement. All certificates, letters and other documents referred to in this Agreement will be in compliance with the provisions hereof only if they are reasonably satisfactory in form and substance to Ameriprise Financial and Ameriprise Financial’s counsel. The Company will furnish Ameriprise Financial with conformed copies of such certificates, letters and other documents as Ameriprise Financial shall reasonably request.

8. Indemnification.

(a) Indemnification by the Issuer Entities. Each Issuer Entity jointly and severally, agrees to indemnify, defend and hold harmless Ameriprise Financial and each person, if any, who controls Ameriprise Financial within the meaning of Section 15 of the Securities Act, and any of their respective officers, directors, employees and agents from and against any and all loss, liability, claim, damage and expense whatsoever (including but not limited to any and all expenses whatsoever reasonably incurred in investigating, preparing for, defending against or settling any litigation, commenced or threatened, or any claim whatsoever) arising out of or based upon:

(i) any untrue or alleged untrue statement of a material fact contained: (A) in the Registration Statement (or any amendment thereto) or in the Prospectus (as from time to time amended or supplemented) or any related preliminary prospectus; (B) in any application or other document (in this Section 8 collectively called “application”) executed by an Issuer Entity or based upon information furnished by an Issuer Entity and filed in any jurisdiction in order to qualify the Shares under the securities laws thereof, or in any amendment or supplement thereto; or (C) in the Company’s periodic reports such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and current reports on Form 8-K; provided however that no Issuer Entity shall be liable in any such case to the extent any such statement or omission was made in reliance upon and in conformity with written information furnished to an Issuer Entity by Ameriprise Financial expressly for use in the Registration Statement or related preliminary prospectus or Prospectus or any amendment or supplement thereof or in any of such applications or in any such sales as the case may be;

(ii) the omission or alleged omission from (A) the Registration Statement (or any amendment thereto) or in the Prospectus (as from time to time amended or supplemented); (B) any applications; or (C) the Company’s periodic reports such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and current reports on Form 8-K, of a material fact required to be stated therein or necessary to make the statements therein in light of the circumstances under which they were made not misleading; provided however that no Issuer Entity shall be liable in any such case to the extent any such statement or omission was made in reliance upon and in conformity with written information furnished to the Company by Ameriprise Financial expressly for use in the Registration Statement or related preliminary prospectus or Prospectus or any amendment or supplement thereof or in any of such applications or in any such sales as the case may be;

(iii) any untrue statement of a material fact or alleged untrue statement of a material fact contained in any supplemental sales material (whether designated for broker-dealer use or otherwise) approved by the Company for use by Ameriprise Financial or any omission or alleged omission to state therein a material fact required to be stated or necessary in order to make the statements therein, in light of the circumstances under which they were made and when read in conjunction with the Prospectus delivered therewith not misleading;

(iv) any communication regarding the valuation of the Shares provided by or on behalf of the Company; and

(v) the breach by any Issuer Entity or any employee or agent acting on their behalf, of any of the representations, warranties, covenants, terms and conditions of this Agreement.

Notwithstanding the foregoing, no indemnification by an Issuer Entity of Ameriprise Financial, or each person, if any, who controls Ameriprise Financial within the meaning of Section 15 of the Securities Act, and any of their respective officers, directors, employees and agents or its officers, directors or control persons, pursuant to Section 8(a) shall be permitted under this Agreement for, or arising out of, an alleged violation of federal or state securities laws, unless one or more of the following conditions are met: (1) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee; (2) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee; or (3) a court of competent jurisdiction approves a settlement of the claims against the indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the Commission and of the published position of any state securities regulatory authority in which the securities were offered or sold as to indemnification for violations of securities laws.

(b) Indemnification by Ameriprise Financial. Subject to the conditions set forth below, Ameriprise Financial agrees to indemnify and hold harmless each Issuer Entity, each of their directors and trustees, those of its officers who have signed the Registration Statement and each other person, if any, who controls an Issuer Entity within the meaning of Section 15 of the Securities Act to the same extent as the foregoing indemnity from an Issuer Entity contained in subsections (a)(i) and (a)(ii) of this Section, as incurred, but only with respect to an untrue statement or alleged untrue statement of a material fact or omission or alleged omission to state a material fact in the Registration Statement (as from time to time amended or supplemented) or Prospectus, or any related preliminary prospectus, or any application made in reliance upon or, in conformity with, written information furnished by Ameriprise Financial expressly for use in such Registration Statement or Prospectus or any amendment or supplement thereto, or in any related preliminary prospectus or in any of such applications.

(c) Procedure for Making Claims. Each indemnified party shall give prompt notice to each indemnifying party of any claim or action (including any governmental investigation) commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify any indemnifying party shall not relieve it from any liability that it may have hereunder, except to the extent it has been materially prejudiced by such failure, and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. The indemnifying party, jointly with any other indemnifying parties receiving such notice, shall assume the defense of such action with counsel chosen by it and reasonably satisfactory to the indemnified parties defendant in such action, unless such indemnified parties reasonably object to such assumption on the ground that there may be legal defenses available to them which are different from or in addition to those available to such indemnifying party. Any indemnified party shall have the right to employ a separate counsel in any such action and to participate in the defense thereof but the fees and expenses of such counsel shall be borne by such party unless such party has objected in accordance with the preceding sentence, in which event such fees and expenses shall be borne by the indemnifying parties. Except as set forth in the preceding sentence, if an indemnifying party assumes the defense of such action, the indemnifying party shall not be liable for any fees and expenses of separate counsel for the indemnified parties incurred thereafter in connection with such action. In no event shall the indemnifying parties be liable for the commercially reasonable fees and expenses of more than one counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances.

The indemnity agreements contained in this Section 8 and the warranties and representations contained in this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party and shall survive any termination of this Agreement. An indemnifying party shall not be liable to an indemnified party on account of any settlement, compromise or consent to the entry of judgment of any claim or action effected without the consent of such indemnifying party. The Company agrees promptly to notify Ameriprise Financial of the commencement of any litigation or proceedings against the Company in connection with the issue and sale of the Shares or in connection with the Registration Statement or Prospectus.

(d) Contribution. Subject to the limitations and exceptions set forth in Section 8(a) hereof and in order to provide for just and equitable contribution where the indemnification provided for in this Section 8 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, liabilities, claims, damages or expenses (or actions in respect thereof) referred to therein (collectively, “Losses”), except by reason of the terms thereof, the Issuer Entities on the one hand and Ameriprise Financial on the other shall contribute to the amount paid or payable by such indemnified party as a result of such Losses (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by each of the Issuer Entities, on the one hand, and Ameriprise Financial on the other from the Offering based on the public offering price of the Shares sold and the Sales Commissions, Marketing Support Fees and due diligence expense reimbursements received by Ameriprise Financial with respect to such Shares sold. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits referred to above but also the relative fault of the Issuer Entities, on the one hand and Ameriprise Financial on the other in connection with the statements or omissions which resulted in such Losses (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Issuer Entities, on the one hand and Ameriprise Financial on the other shall be deemed to be in the same proportion as (i) the sum of (A) the aggregate net compensation retained by the Issuer Entities and their affiliates for the purchase of Shares sold by Ameriprise Financial and (B) total proceeds from the Offering (net of Sales Commissions, Marketing Support Fees and due diligence expense reimbursements paid to Ameriprise Financial but before deducting expenses) received by the Company from the sale of Shares by Ameriprise Financial bears to (ii) the Sales Commissions, Marketing Support Fees and due diligence expense reimbursements retained by Ameriprise Financial. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by an Issuer Entity, on the one hand or Ameriprise Financial on the other. The Company agrees with Ameriprise Financial that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation, or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the Losses referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), Ameriprise Financial shall not be required to contribute any amount in excess of the amount by which the total price at which the Shares subscribed for through Ameriprise Financial were offered to the subscribers exceeds the amount of any damages which Ameriprise Financial has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission. Further, in no event shall the amount of Ameriprise Financial’s contribution to the liability exceed the net aggregate Sales Commissions, Marketing Support Fees and due diligence expense reimbursements and any other compensation retained by Ameriprise Financial from the proceeds of the Offering. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act or Section 10(b) of the Exchange Act, as amended) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section, any person that controls Ameriprise Financial within the meaning of Section 15 of the Securities Act shall have the same right to contribution as Ameriprise Financial, and each person who controls the Company within the meaning of Section 15 of the Securities Act shall have the same right to contribution as the Company.

9. Representations and Agreements to Survive. All representations and warranties contained in this Agreement or in certificates and all agreements contained in Sections 3(d), 6, 8, 9 and 10 of this Agreement shall remain operative and in full force and effect regardless of any investigation made by any party, and shall survive the Termination of this Agreement.

10. Effective Date, Term and Termination of this Agreement.

(a) This Agreement shall become effective as of the date it is executed by all parties hereto. After this Agreement becomes effective, any party may terminate it at any time for any reason by giving two days’ prior written notice to the other parties.

(b) Additionally, Ameriprise Financial shall have the right to terminate this Agreement at any time during the Effective Term without liability of any party to any other party except as provided in Section 10(c) hereof if: (i) any representations or warranties of any Issuer Entity hereunder shall be found to have been incorrect; or (ii) any Issuer Entity shall fail, refuse or be unable to perform any condition of its obligations hereunder, or (iii) the Prospectus shall have been amended or supplemented despite Ameriprise Financial’s objection to such amendment or supplement, or (iv) the United States shall have become involved in a war or major hostilities or a material escalation of hostilities or acts of terrorism involving the United States or other national or international calamity or crisis (other than hostilities including Iraq and Afghanistan); or (v) a banking moratorium shall have been declared by a state or federal authority or person; or (vi) the Company shall have sustained a material or substantial loss by fire, flood, accident, hurricane, earthquake, theft, sabotage or other calamity or malicious act which, whether or not said loss shall have been insured, will in Ameriprise Financial’s good faith opinion make it inadvisable to proceed with the offering and sale of the Shares; or (vii) there shall have been, subsequent to the dates information is given in the Registration Statement and the Prospectus, such change in the business, properties, affairs, condition (financial or otherwise) or prospects of the Company whether or not in the ordinary course of business or in the condition of securities markets generally as in Ameriprise Financial’s good faith judgment would make it inadvisable to proceed with the offering and sale of the Shares, or which would materially adversely affect the operations of the Company.

(c) In the event this Agreement is terminated by any party pursuant to Sections 10(a) or 10(b) hereof, the Company shall pay all expenses of the Offering as required by Section 6 hereof and no party will have any additional liability to any other party except for any liability which may exist under Sections 3(d) and 8 hereof. Following the termination of the Offering, in no event will the Company be liable to reimburse Ameriprise Financial for expenses other than as set forth in the previous sentence and Ameriprise Financial’s actual and reasonable out-of-pocket expenses incurred following the termination of the Offering, including, without limitation, the cost of data transmissions and other related client transmissions.

(d) If Ameriprise Financial elects to terminate this Agreement as provided in this Section 10, Ameriprise Financial shall notify the Company promptly by telephone or facsimile with confirmation by letter. If the Company elects to terminate this Agreement as provided in this Section 10, the Company shall notify Ameriprise Financial promptly by telephone or facsimile with confirmation by letter.

11. Notices.

(a) All communications hereunder, except as herein otherwise specifically provided, shall be in writing and if sent to an Issuer Entity shall be mailed, or personally delivered, to Industrial Income Trust Inc., 518 Seventeenth Street, 17th Floor, Denver, Colorado 80202, Attention: Joshua J. Widoff, Senior Vice President, Secretary and General Counsel, and if sent to Ameriprise Financial shall be mailed, or personally delivered, to 369 Ameriprise Financial Center, Minneapolis, MN 55474, Attention: General Counsel.

(b) Notice shall be deemed to be given by any respective party to any other respective party when it is mailed or personally delivered as provided in subsection (a) of this Section 11.

12. Parties. This Agreement shall inure solely to the benefit of, and shall be binding upon Ameriprise Financial, the Issuer Entities, and the controlling persons, trustees, directors and officers referred to in Section 8 hereof, and their respective successors, legal representatives and assigns, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Agreement or any provision herein contained. Notwithstanding the foregoing, this Agreement may not be assigned without the consent of the parties hereto.

13. Choice of Law and Arbitration.

(a) Regardless of the place of its physical execution or performance, the provisions of this Agreement will in all respects be construed according to, and the rights and liabilities of the parties hereto will in all respects be governed by, the substantive laws of New York without regard to and exclusive of New York’s conflict of laws rules.

(b) Any dispute between the parties concerning this Agreement not resolved between the parties will be arbitrated in accordance with the rules and regulations of FINRA. In the event of any dispute between Ameriprise Financial and any Issuer Entity, Ameriprise Financial and such Issuer Entity will continue to perform its respective obligations under this Agreement in good faith during the resolution of such dispute unless and until this Agreement is terminated in accordance with the provisions hereof.

14. Counterparts. This Agreement may be signed by the parties hereto in two or more counterparts, each of which shall be deemed to be an original, which together shall constitute one and the same Agreement among the parties.

15. Finders’ Fees. Ameriprise Financial shall have no liability for any finders’ fees owed in connection with the transactions contemplated by this Agreement.

16. Severability. Any provision of this Agreement, which is invalid or unenforceable in any jurisdiction, shall be ineffective to the extent of such invalidity or unenforceability without invalidating or rendering unenforceable the remaining provisions hereof, and any such invalidity or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provisions in any other jurisdiction.

17. Use and Disclosure of Confidential Information. Notwithstanding anything to the contrary contained in this Agreement, and in addition to and not in lieu of other provisions in this Agreement:

Ameriprise Financial Confidential Information.

(a) “Ameriprise Financial Confidential Information” includes, but is not limited to, all proprietary and confidential information of Ameriprise Financial and its subsidiaries, affiliates, and licensees, including without limitation all information regarding its customers and the customers of its subsidiaries, affiliates, or licensees (together “Ameriprise Financial Customers”); or the accounts, account numbers, names, addresses, social security numbers or any other personal identifier of such Ameriprise Financial Customers; or any information derived therefrom. Ameriprise Financial Confidential Information will not include information which is (i) in or becomes part of the public domain, except when such information is in the public domain due to disclosure by an Issuer Entity, in violation of this Agreement, (ii) demonstrably known to an Issuer Entity prior to execution of this Agreement, (iii) independently developed by an Issuer Entity in the ordinary course of business outside of this Agreement, or (iv) rightfully and lawfully obtained by an Issuer Entity from any third party other than Ameriprise Financial.

(b) No Issuer Entity may use or disclose Ameriprise-Financial Confidential Information for any purpose other than to carry out the purpose for which Ameriprise Financial Confidential Information was provided to the Issuer Entities as set forth in the Agreement and/or as may otherwise be required or compelled by applicable law, regulation or court order, and agrees to cause all the Issuer Entities’ employees, agents, representatives, or any other party to whom the Issuer Entities may provide access to or disclose Ameriprise Financial Confidential Information to limit the use and disclosure of Ameriprise Financial Confidential Information to that purpose. If any Issuer Entity is required or compelled by applicable law, regulation or court order to disclose Ameriprise Confidential Information, the Issuer Entity shall use its best efforts to notify Ameriprise of such requirement prior to making the disclosure.

(c) The Issuer Entities agree to implement reasonable measures designed (i) to assure the security and confidentiality of Ameriprise Financial Confidential Information; (ii) to protect such information against any anticipated threats or hazards to the security or integrity of such information; (iii) to protect against unauthorized access to, or use of, Ameriprise Financial Confidential Information that could result in substantial harm or inconvenience to any Ameriprise Financial Customer; (iv) to protect against unauthorized disclosure of non-public personal information to unaffiliated third parties; and (v) to otherwise ensure its compliance with SEC Regulations S-P. The Issuer Entities further agree to cause all of their respective agents, representatives, subcontractors, or any other party to whom the Issuer Entities may provide access to or disclose Ameriprise Financial Confidential to implement appropriate measures designed to meet the objectives set forth in this paragraph.

(d) Upon Ameriprise Financial’s request, the Issuer Entities shall promptly return Ameriprise Financial Confidential Information (and any copies, extracts, and summaries thereof) to Ameriprise Financial, or, with Ameriprise Financial’s written consent, shall promptly destroy, in a manner satisfactory to Ameriprise Financial, such materials (and any copies, extracts, and summaries thereof) and shall further provide Ameriprise Financial with written confirmation of same.

18. Issuer Entities Confidential Information. Ameriprise Financial agrees to continue to adhere to and be bound by that certain letter agreement, dated May 10, 2010, by and between the Company and Ameriprise Financial concerning the confidential information of the Issuer Entities.

19. Amendments. This Agreement shall only be amended upon written agreement executed by each of the parties hereto.

20. Additional Offerings. The terms of this Agreement may be extended to cover additional offerings of shares of the Company by the execution by the parties hereto of an addendum identifying the shares and registration statement relating to such additional offering. Upon execution of such addendum, the terms “Shares”, “Offering”, “Registration Statement” and “Prospectus” set forth herein shall be deemed to be amended as set forth in such addendum.

[Signature page to follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first set forth above.

INDUSTRIAL INCOME TRUST INC.

By:	/s/ Thomas G. McGonagle
Name:	Thomas G. McGonagle
Its:	Chief Financial Officer

DIVIDEND CAPITAL SECURITIES LLC

By:	/s/ Charles Murray
Name:	Charles Murray
Its:	President

INDUSTRIAL INCOME ADVISORS LLC

By:	/s/ Evan H. Zucker
Name:	Evan H. Zucker
Its:	Manager

INDUSTRIAL INCOME ADVISORS GROUP LLC

By:	/s/ Evan H. Zucker
Name:	Evan H. Zucker
Its:	Manager

Accepted as of the date first above written:

AMERIPRISE FINANCIAL SERVICES, INC.

By:	/s/ Frank A. McCarthy
Name:	Frank A. McCarthy
Its:	Vice President and General Manager